UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2006

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2006, Xenonics Holdings, Inc. received notification from the American Stock Exchange (AMEX) that the Company has fallen out of compliance. The Company has not maintained a shareholder equity balance of $4,000,000. The Company has had discussions with AMEX regarding this issue and will submit a plan of action to AMEX by March 9, 2006 which provides details to bring the Company back into compliance within 18 months. Management believes the Company will be able to meet this requirement.

The Company also is required to provide notice that the audit opinion contained in the Form 10-KSB/A for the fiscal year ended September 30, 2005 contained a going concern qualification and that the Company is dependent on its ability to obtain sales orders and/or additional equity or debt financing to continue to support planned operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

February 14, 2006	By:	/s/ Richard J Naughton

Name: Richard J Naughton
Title: Chief Executive Officer

Xenonics Holdings, Inc.

February 14, 2006	By:	/s/ Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer